UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Capital Market*

*As previously reported, effective October 16, 2023, the registrant's common stock is being quoted on the OTC Pink Marketplace under the symbol “ELOX.” Trading of the registrant's common stock will remain suspended on, but will not be delisted from, the Nasdaq Capital Market during the pendency of the registrant's appeal from Nasdaq's delisting determination following the registrant's non-compliance with Nasdaq Listing Rule 5550(b)(2). Nasdaq will not take any action to delist the Company's securities pending a final written decision by the Nasdaq Listing Council.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to Hercules Loan and Security Agreement

On January 9, 2024 (the “Closing Date”), Eloxx Pharmaceuticals, Inc. (the “Company”) entered into the Fifth Amendment to the Loan and Security Agreement (the “Fifth Amendment”) by and among (i) Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent, and collateral agent, (ii) Hercules Capital IV, L.P., (collectively referred to as the “Lenders”), as a lender, (iii) the Company, as a borrower, (iv) Zikani Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as a borrower (together with the Company, the “Borrower”), and (v) Eloxx Pharmaceuticals Ltd., an Israeli company and wholly-owned subsidiary of the Company (together with the Lenders and the Borrower, the “Parties”), which amended certain terms of the Loan and Security Agreement, originally dated September 30, 2021, by and among the Parties (as amended prior to the Fifth Amendment, the “Loan Agreement” and, as amended by the Fifth Amendment, the Amended Loan Agreement”).

The Amended Loan Agreement bifurcates the remaining outstanding principal of the Tranche 1 Advance under the Loan Agreement into a “Tranche 1A Advance” and a “Tranche 1B Advance.” On the Closing Date, the Tranche 1B Advance was assigned to SD MF 4 LLC, a Delaware limited liability company (the “Assignee” and such assignment, the “Assignment Transaction”). The Amended Loan Agreement provides that, following the Assignment Transaction, the Borrower will not be required to comply with the financial covenant to maintain a minimum qualified cash balance under either the Tranche A1 Advance or the Tranche 1B Advance.

The Amended Loan Agreement also provides for the ability to pay interest in-kind for the Tranche 1B Advance and, at the option of the Assignee (as defined below), deferral of principal amortization payments under the Tranche 1B Advance.

Debt Investment and Equity Issuance

In connection with the Fifth Amendment, and to effectuate the following described assignment transaction, on the Closing Date, the Assignee entered into an Assignment and Assumption Agreement with Hercules Capital IV, L.P. (the “Assignor”), under which the Assignor assigned to the Assignee the Tranche 1B Advance (an aggregate amount of $2.0 million) outstanding under the Amended Loan Agreement.

On the Closing Date, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with the Assignee (the “Purchaser”). The Purchase Agreement provides for the sale and issuance by the Company of: (i) 157,138 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 471,508 shares of Common Stock; and (iii) an additional warrant (the “Additional Warrant” and, together with the Pre-Funded Warrant, the “Warrants”) to purchase up to 150,000 shares of Common Stock. The Shares and the Warrants (the “Equity Issuance”) were issued on a combined basis in consideration for the Purchaser’s assumption of the Tranche 1B Advance. The exercise price of the Pre-Funded Warrant is $0.001 per underlying share. The exercise price of the Additional Warrant is $1.18 per underlying share. The Company did not receive any proceeds in connection with the Equity Issuance.

The Shares and the Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) were not offered and sold pursuant to a registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. The Purchaser has acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction. The representations and warranties contained in the Purchase Agreement were made only for purposes of the transactions contemplated by such agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Purchaser or the transactions described in this Current Report on Form 8-K (the “Form 8-K”).

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 15 days after the date of the Closing Date, for purposes of registering the resale of the Shares and the shares underlying the Warrants, and any equity security issued or issuable with respect to the Shares and the shares underlying the Warrants by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement. The Company agreed to use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable after the filing thereof, but in any event no later than 30 days after the date of the closing of the Private Placement, or 60 days after the date of the filing of the registration statement if the SEC reviews the registration statement.

The Company has also agreed, among other things, to indemnify the Purchaser, its officers, directors, members, partners, agents, investment advisors and employees and individuals and entities who control the Purchaser, and such individuals’ and entities’ officers, directors, members, stockholders, partners, agents and employees under the registration statement and the Securities Act, the Securities Exchange Act of 1934, as amended, and state securities laws, rules and regulations from certain liabilities and to pay all fees and expenses incident to the Company’s indemnification obligations under the Purchase Agreement.

The Pre-Funded Warrant is immediately exercisable and may be exercised at any time until the Pre-Funded Warrant is exercised in full, subject to the Beneficial Ownership Limitation (as described below). The Additional Warrant is immediately exercisable, subject to the Beneficial Ownership Limitation, and will expire five years following the date of issuance. The Warrants contain standard adjustments to the exercise price including for stock splits, stock dividends and pro rata distributions. The Warrants also include certain rights upon “fundamental transactions” (as described in the Warrants), including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction.

The Warrants include cashless exercise rights to the extent the shares of Common Stock underlying the Warrants are not registered under the Securities Act.

Under the terms of the Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates) would exceed 4.9% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”).

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is incorporated by reference into this Item 3.02 in its entirety. The sales of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws, and the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities does not involve a public offering and is made without general solicitation or general advertising.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Form 8-K, including without limitation, statements regarding the consummation of and terms of the offering are forward-looking statements. Forward-looking statements can be identified by the words “aim,” “may,” “will,” “would,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections based on information currently available to us. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and actual results or outcomes may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: the amount of and use of net proceeds from the offering may differ from the Company’s current expectations; the Company’s ability to obtain the capital necessary to fund the Company’s operations; the Company’s ability to obtain financial in the future through product licensing, public or private equity or debt financing or otherwise; the Company’s ability to meet the continued listing requirements of the Nasdaq Capital Market; general business conditions, regulatory environment, competition and market for the Company’s products; and business ability and judgment of personnel, and the availability of qualified personnel and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the “Financials & Filings” page of the Company’s website at https://investors.eloxxpharma.com/financials-filings.

All forward-looking statements speak only as of the date of this Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2024	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer